Exhibit 99.1

FOR IMMEDIATE RELEASE	SYMBOL: LANC
October 29, 2015	TRADED: Nasdaq

LANCASTER COLONY REPORTS FIRST QUARTER SALES AND EARNINGS
COLUMBUS, Ohio, October 29 - Lancaster Colony Corporation (Nasdaq: LANC) today reported results for the company’s first fiscal quarter ended September 30, 2015. Highlights for the quarter are as follows:

•	Net sales increased 13.1% to $294.1 million versus $260.0 million last year. Excluding sales contributed by the Flatout® flatbread business acquired in March 2015, net sales increased 8.6%.

•
Both the retail and foodservice channels contributed to sales growth, with retail volumes driven higher by the addition of Flatout along with gains in certain product lines including Marzetti® Simply Dressed® refrigerated dressings, New York BRAND® croutons and salad toppings and Olive Garden® retail dressings. The recently-introduced Avocado and Sriracha Ranch dressing flavors helped to raise sales in the Simply Dressed product line as did new Zesty Italian and Really Ranch Texas Toast crouton offerings for the New York BRAND croutons and salad toppings category. In the foodservice channel, sales volumes rose as demand from national chain restaurants remained strong.

•
Operating income increased 21% to $41.9 million on the growth in net sales, improved operating efficiencies, reduced placement costs for new products and lower coupon expenses partially offset by higher egg costs attributed to the avian influenza outbreak in the U.S. Pricing helped to reduce the impact of the higher egg costs while other ingredient costs were modestly favorable, particularly soybean oil and dairy-based ingredients. Also recall that in the prior year quarter, operating margins were pressured by higher costs attributed to capacity constraints in dressing and sauce manufacturing.

•	Net income was $27.6 million, or $1.01 per diluted share compared to $22.8 million or $.83 per diluted share last year.

•
The regular quarterly cash dividend was continued at the higher level of $.46 per share set in November 2014. The company’s balance sheet remained debt free on September 30, 2015 with $199.4 million in cash and equivalents.

MORE. . .

PAGE 2 / LANCASTER COLONY REPORTS FIRST QUARTER SALES AND EARNINGS

Chairman and CEO John B. Gerlach, Jr. commented, “We were certainly pleased with the record first quarter sales and operating income performance. Looking forward to our fiscal second quarter, we will maintain our focus on innovation efforts to support organic sales growth with Marzetti Vineyard Dressings and Marzetti Veggie DrizzleTM among our new retail products with expanding distribution. High egg costs remain a concern at this point, with pricing actions helping to offset some of that impact. Excluding eggs, commodity costs are expected to remain modestly favorable in the second quarter. We also anticipate an uptick in marketing and promotional costs in support of our retail brands and new product introductions in the coming quarters, with some notable emphasis planned for our Sister Schubert's product line in the fiscal second quarter.”
Conference Call on the Web
The company’s first quarter conference call is scheduled for this morning, October 29, at 10:00 a.m. ET. You may access the call through a live webcast by using the link provided on the company’s Internet home page at www.lancastercolony.com. Replays of the webcast will be made available on the company website.
About the Company
Lancaster Colony Corporation is a manufacturer and marketer of specialty food products for the retail and foodservice markets.
Forward-Looking Statements
We desire to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). This news release contains various “forward-looking statements” within the meaning of the PSLRA and other applicable securities laws. Such statements can be identified by the use of the forward-looking words “anticipate,” “estimate,” “project,” “believe,” “intend,” “plan,” “expect,” “hope” or similar words. These statements discuss future expectations; contain projections regarding future developments, operations or financial conditions; or state other forward-looking information. Such statements are based upon assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions, expected future developments; and other factors we believe to be appropriate. These forward-looking statements involve various important risks, uncertainties and other factors, many of which are beyond our control, which could cause our actual results to differ materially from those expressed in the forward-looking statements. Some of the key factors that could cause actual results to differ materially from those expressed in the forward-looking statements include:

•	the potential for another large outbreak of avian influenza in the U.S. and the resulting fluctuations in the cost and availability of egg-based ingredients;

•	fluctuations in the cost and availability of other raw materials and packaging;

•	the reaction of customers or consumers to the effect of price increases we may implement;

•	the potential for loss of larger programs or key customer relationships;

•	the effect of consolidation of customers within key market channels;

•	price and product competition;

•	the success and cost of new product development efforts;

•	the lack of market acceptance of new products;

•	the possible occurrence of product recalls or other defective or mislabeled product costs;

•	changes in demand for our products, which may result from loss of brand reputation or customer goodwill;

•	maintenance of competitive position with respect to other manufacturers;

MORE. . .

PAGE 3 / LANCASTER COLONY REPORTS FIRST QUARTER SALES AND EARNINGS

•	adverse changes in freight, energy or other costs of producing, distributing or transporting our products;

•	capacity constraints that may affect our ability to meet demand or may increase our costs;

•	dependence on contract manufacturers;

•	efficiencies in plant operations;

•	stability of labor relations;

•	the outcome of any litigation or arbitration;

•	the impact of fluctuations in our pension plan asset values on funding levels, contributions required and benefit costs;

•	the ability to successfully grow the Flatout business;

•	the extent to which future business acquisitions are completed and acceptably integrated;

•	dependence on key personnel;

•	changes in financial markets;

•	access to any required financing;

•	changes in estimates in critical accounting judgments; and

•
risks related to other factors described under “Risk Factors” in other reports and statements filed by us with the Securities and Exchange Commission, including without limitation our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q (available at www.sec.gov).

Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update such forward-looking statements, except as required by law. Management believes these forward-looking statements to be reasonable; however, you should not place undue reliance on statements that are based on current expectations.

# # # #

FOR FURTHER INFORMATION:	Douglas A. Fell, Vice President, Treasurer and CFO, or
Dale N. Ganobsik, Director of Investor Relations
Lancaster Colony Corporation
Phone: 614/224‑7141
Email: ir@lancastercolony.com

MORE. . .

PAGE 4 / LANCASTER COLONY REPORTS FIRST QUARTER SALES AND EARNINGS
LANCASTER COLONY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In thousands except per-share amounts)

	Three Months Ended September 30,
	2015	2014
Net sales	$294,085	$259,987
Cost of sales	226,118	202,563
Gross margin	67,967	57,424
Selling, general & administrative expenses	26,079	22,820
Operating income	41,888	34,604
Interest income and other – net	122	8
Income before income taxes	42,010	34,612
Taxes based on income	14,382	11,851
Net income	$27,628	$22,761

Net income per common share:(a)
Basic and diluted	$1.01	$0.83

Cash dividends per common share	$0.46	$0.44

Weighted average common shares outstanding:
Basic	27,319	27,286
Diluted	27,344	27,316

(a)Based on the weighted average number of shares outstanding during each period.

MORE…

PAGE 5 / LANCASTER COLONY REPORTS FIRST QUARTER SALES AND EARNINGS

LANCASTER COLONY CORPORATION
BUSINESS SEGMENT INFORMATION (Unaudited)
(In thousands)

	Three Months Ended September 30,
	2015	2014

NET SALES - Specialty Foods	$294,085	$259,987

OPERATING INCOME
Specialty Foods	$44,961	$37,499
Corporate expenses	(3,073)	(2,895)
Total Operating Income	$41,888	$34,604

LANCASTER COLONY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)

	September 30, 2015	June 30, 2015
ASSETS
Current assets:
Cash and equivalents	$199,410	$182,202
Receivables – net of allowance for doubtful accounts	74,141	62,437
Total inventories	90,155	77,899
Deferred income taxes and other current assets	18,273	20,460
Total current assets	381,979	342,998
Net property, plant and equipment	171,087	172,311
Other assets	198,961	199,635
Total assets	$752,027	$714,944

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$48,798	$38,823
Accrued liabilities	47,694	35,821
Total current liabilities	96,492	74,644
Other noncurrent liabilities and deferred income taxes	58,813	59,382
Shareholders’ equity	596,722	580,918
Total liabilities and shareholders’ equity	$752,027	$714,944

# # # #